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                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                        NEUTRAL POSTURE ERGONOMICS, INC.

     Neutral Posture Ergonomics, Inc., a Texas corporation (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act (the "Act"), hereby adopts these Amended and Restated Articles of Incorporation of the Corporation which accurately copy the Articles of Incorporation of the Corporation and all amendments thereto that are in effect to date and as further amended hereby as hereinafter set forth and which contain no other change in any provision thereof.


                                   ARTICLE I

         The name of the Corporation is Neutral Posture Ergonomics, Inc.

                                   ARTICLE II

     The Articles of Incorporation of the Corporation, as amended to date, are amended by these Amended and Restated Articles of Incorporation as follows:

     The amendments made by these Amended and Restated Articles of Incorporation (the "Amendments") alter or change Articles Two through Eight of the Articles of Incorporation, as amended to date. The full text of each provision altered or added is as set forth in Article Six hereof.

                                  ARTICLE III

     The Amendments have been effected in conformity with the provisions of the Act and these Amended and Restated Articles of Incorporation were duly adopted by the shareholders of the Corporation on the 11th day of August, 1997.

                                   ARTICLE IV

     The number of shares of the Corporation outstanding at the time of such adoption was 115,000 shares of Common Stock and the number of shares entitled to vote on the Amended and Restated Articles of Incorporation was 115,000 shares. All of the shareholders have signed a written consent to the adoption of such Amended and Restated Articles of Incorporation pursuant to Article 9.10 of the Act and any written notice required by Article 9.10 has been given.





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                                   ARTICLE V

     Upon the filing of the Amended and Restated Articles of Incorporation with the Secretary of State of Texas (the "Effective Time") and without any action of the holders of the Company's outstanding Common Stock:

       (1) Each outstanding share of Common Stock, par value $1.00 per share ("Current Common Stock") shall be automatically reclassified as and changed and converted into one share of Common Stock, par value $0.01 per share ("New Common Stock").

       (2) Each certificate that represents shares of Current Common Stock outstanding immediately prior to the Effective Time shall thereafter be deemed to represent the same number of shares of New Common Stock. Each person who is a holder of record of outstanding shares of Current Common Stock at the Effective Time shall thereafter be entitled to surrender to the Company a certificate or certificates representing such shares and shall be entitled to receive therefor a certificate or certificates representing the number of shares of New Common Stock represented by the surrendered certificate or certificates.

       (3) The reclassification of the Common Stock at the Effective Time effects a decrease in stated capital of the Company in the amount of $113,850 (representing a decrease from $115,000 to $1,150), which shall be transferred to the surplus of the Company.

                                   ARTICLE VI

     The Articles of Incorporation of the Corporation and all amendments thereto are hereby superseded by the following Amended and Restated Articles of Incorporation, which accurately copy the entire text thereof and as amended hereby:


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                        NEUTRAL POSTURE ERGONOMICS, INC.

                                  ARTICLE ONE

                                      NAME

       The name of the Corporation is Neutral Posture Ergonomics, Inc.





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                                  ARTICLE TWO

                                    DURATION

     The period of duration of the Corporation is perpetual.

                                 ARTICLE THREE

                                    PURPOSES

     The purposes for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

     The Corporation shall possess all powers necessary, proper and appropriate to effect and achieve any or all of the purposes for which the Corporation is organized.

                                  ARTICLE FOUR

                                 CAPITAL STOCK

A. The aggregate number of shares that the Corporation shall have authority to issue is Fifteen Million (15,000,000) shares, classified as (i) 14,000,000 shares of common stock, par value $0.01 per share ("Common Stock") and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock).

B. The designations and the powers, preferences, rights, qualifications and limitations of the shares of Common Stock and Preferred Stock are as follows:

       (1) PREFERRED STOCK. The Preferred Stock may be authorized for issuance from time to time by the Board of Directors in one or more series.
The designation of each such series, the number of shares to be included in each series, and the preferences, conversion and other rights, voting powers restrictions, limitations as to dividends and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors and included in a statement filed as required by law from time to time prior to the issuance of any shares of such series. Subject to the express limitations, if any, of any series of Preferred Stock of which shares are outstanding at the time, the Board of Directors is authorized, by the adoption of resolutions, to increase or decrease (but not below the number of shares of Preferred Stock of such series then outstanding) the number of shares of Preferred Stock of such series and to alter the designation of or, classify or reclassify, any unissued shares of Preferred Stock of any series from time to time, by setting or changing the preferences, conversion or other rights, voting powers restrictions, limitations as to dividends or other distributions qualifications or terms and conditions of redemption of such series.





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       (2)     COMMON STOCK.

               (a) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the shareholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

               (b) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

               (c) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this paragraph (c), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

C. No shareholder of the Corporation shall have any preemptive or other light to acquire additional, unissued or treasury, shares of the Corporation, whether now or hereafter authorized, or any securities convertible into, exchangeable for or carrying any right to acquire any shares of any class of the Corporation.

D. No shareholder shall have the right to cumulate votes at any election for Directors of the Corporation or for any other purpose.

                                  ARTICLE FIVE

                                MINIMUM CAPITAL

     The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000.00) consisting of money, labor done, or property actually received.





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                                  ARTICLE SIX

                          REGISTERED OFFICE AND AGENT

     The street address of the registered office of the Corporation is 3904 N. Texas Avenue, Bryan, Texas 77803 and the name of the registered agent at such address is Rebecca Boenigk.

                                ARTICLE SEVEN

                               BOARD OF DIRECTORS

     The number of Directors of the Corporation is currently six, which number may be increased or decreased pursuant to the Bylaws of the Corporation but in no event shall be less than the minimum number required by the Act. Each Director shall hold office for the term determined as specified below and until his or her successor shall have been elected and qualified. The names and addresses of the persons serving as the current Directors are:

         Rebecca Boenigk,                 3904 N. Texas Avenue
            Class III Director             Bryan, Texas 77803

         David Campbell,                   3904 N. Texas Avenue
            Class I Director               Bryan,Texas 77803

         Jerome Congleton,                 3904 N. Texas Avenue
            Class II Director              Bryan, Texas 77803

         Ronald Jones,                     1228 Euclid Avenue
            Class 11 Director              10th Floor, Halle Building
                                           Cleveland, OH 44115

         James Thompson,                   1333 Northwest Freeway
            Class III Director             Houston, Texas 77040

         Cindy Pladziewicz,                6300 West Parker Road
            Class I Director               Plano, Texas 75093

       The following provisions shall apply to the Directors of the
Corporation:

A. The Directors of the Corporation (other than any Directors who may be elected solely by holders of any series of Preferred Stock) shall be divided into three classes, designated "Class I," "Class II," and "Class III," respectively. If the total number of Directors equals a number divisible by three, then the number of Directors in each of Class I, Class II, and Class III shall be that number of Directors equal to the total number of Directors divided by three. If, however, the total number of Directors





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equals a number that is not divisible by three, each such class of Directors shall consist of that number of Directors as nearly equal in number as reasonably possible to the total number of Directors divided by three, as determined by the Board of Directors in advance of each respective election of Directors by holders of shares of capital stock of the Corporation then entitled to vote in such election. The term of office of the initial Class I Directors shall expire at the 1998 annual meeting of shareholders, the term of office of the initial Class 11 Directors shall expire at the 1999 annual meeting of shareholders and the term of office of the initial Class III Directors shall expire at the 2000 annual meeting of shareholders, with each Director to hold office until his successor shall have been duly elected and qualified. At each annual meeting of shareholders, commencing with the 1998 annual meeting, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each Director to hold office until his successor shall have been duly elected and qualified.

B.     In the event of any increase or decrease in the authorized number of
Directors: (i) each Director then serving shall nevertheless continue as Director of the class of which such Director is a member until the expiration of such Director's term of such Director's prior death, retirement, resignation or removal; and (ii) except to the extent that an increase or decrease in the authorized number of Directors occurs in connection with the rights of holders of Preferred Stock to elect additional Directors, the newly created or eliminated Directorships resulting from any increase or decrease shall be apportioned by the Board of Directors among the three classes so as to keep the number of Directors in each class as nearly equal as possible.

C. A Director may be removed from office with or without cause only by the affirmative vote of the holders of at least two-thirds of the outstanding shares of each class of capital stock of the Corporation then entitled to vote at an election of such Directors. Except as may otherwise be provided by law, cause for removal shall exist only if the Director whose removal is proposed
(a) has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, (b) has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation, and such adjudication has become final and non-appealable, or (c) has missed three consecutive meetings of the Board of Directors.

                                 ARTICLE EIGHT

                             LIABILITY OF DIRECTORS

     The liability of the Directors of the Corporation to the Corporation or its shareholders for monetary damages for acts or omissions occurring in their capacity as Directors shall be limited to the fullest extent permitted by the laws of the State of Texas and any other applicable law, as such laws now exist and to such greater extent as they may provide in the future.





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     Any repeal or modification of this Article shall operate prospectively only and shall not adversely affect any limitation of liability which then exists as a result hereof.

                                  ARTICLE NINE

                                INDEMNIFICATION

     The Corporation shall indemnify and advance expenses to and may provide indemnity insurance for persons who are named in any lawsuits or other proceedings as a result of their service to the Corporation as Directors or officers of the Corporation to the fullest extent permitted by the laws of the State of Texas as such laws may now or hereafter exist. The Corporation may, but is not required to, indemnify, advance expenses to, and provide indemnity insurance for, persons who are named in any lawsuits or other proceedings as a result of their service to the Corporation as employees or agents of the Corporation to the fullest extent permitted by the laws of the State of Texas as such laws may now or hereafter exist.

     Any repeal or modification of this Article shall operate prospectively only and shall not adversely affect the rights existing at the time of such repeal or modification of any of the aforementioned persons.

                                  ARTICLE TEN

                        SPECIAL MEETINGS OF SHAREHOLDERS

     Special meetings of shareholders of the Corporation may only be called by the Board of Directors pursuant to a resolution adopted by a majority of the Directors then serving, by the Chairman of the Board of Directors, or by any holder or holders of at least twenty-five percent (25%) of the outstanding shares of capital stock of the Corporation then entitled to vote on any matter for which the respective special meeting is being called.

                               ARTICLE ELEVEN

                       ACTION BY CONSENT OF SHAREHOLDERS

     Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.





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                                 ARTICLE TWELVE

                              AMENDMENT OF BYLAWS

     All the powers of the Corporation, insofar as the same may be lawfully vested by this Amended and Restated Articles of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors. In furtherance and not in limitation of that power, the Board of Directors shall have the power, upon the affirmative vote of at least two-thirds (2/3) of the Directors then serving to make, adopt, alter, amend, and repeal from time to time the bylaws of the Corporation and to make from time to time new bylaws of the Corporation (subject to the right of the shareholders entitled to vote thereon to adopt, alter, amend, and repeal bylaws made by the Board of Directors or to make new bylaws); provided, however, that the shareholders of the Corporation shall be entitled to adopt, alter, amend, or repeal bylaws made by the Board of Directors or to make new bylaws solely upon the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of each class of capital stock of the Corporation then entitled to vote thereon.


                                ARTICLE THIRTEEN

                       AMENDMENT OF AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION

     Notwithstanding any other provisions of this Amended and Restated Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of each class of capital stock of the Corporation then entitled to vote thereon shall be required to amend, alter, or repeal any one or more of Articles SEVEN, EIGHT, NINE, TEN, ELEVEN, TWELVE AND THIRTEEN of this Amended and Restated Articles of Incorporation.





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     IN WITNESS WHEREOF, and in accordance with Article 4.07D of the Act, the undersigned has executed these Amended and Restated Articles of Incorporation as of the 11th day of August, 1997.




                                             By: /s/ REBECCA BOENIGK
                                                 --------------------------
                                                 Rebecca Boenigk,
                                                 Chief Executive Officer





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